UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2015 (February 1, 2015)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-016720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to the Agreement and Plan of Merger, dated as of June 3, 2014 (the “Merger Agreement”), by and among Protective Life Corporation, a Delaware corporation (“PLC”), The Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan (“Dai-ichi Life”), and DL Investment (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of Dai-ichi Life (“DL Investment”), on February 1, 2015, DL Investment merged with and into PLC, with PLC surviving as a wholly-owned subsidiary of Dai-ichi Life (the “Merger”).

Pursuant to the terms of the Merger Agreement, on February 1, 2015 (the “Effective Time of the Merger”), each share of common stock of PLC issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of common stock held by Protective, Dai-ichi Life or DL Investment, or by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $70.00 in cash, without interest, less any applicable withholding taxes (the “Per Share Merger Consideration”).  The maximum aggregate cash consideration to be paid in connection with the Merger for the outstanding shares of common stock at the Effective Time of the Merger is approximately $5,554,059,350.

As a result of the Merger, Protective Life Insurance Company, a wholly-owned subsidiary of PLC (the “Company”), became an indirect subsidiary of Dai-ichi Life.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to this report.

Item 1.01. Entry Into a Material Definitive Agreement

On February 2, 2015, PLC and the Company (together, the “Borrowers”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with the several lenders from time to time a party thereto, Regions Bank, as Administrative Agent, to provide for a $1 billion five-year unsecured revolving credit facility (the “New Credit Facility”).  The Credit Agreement includes a $500 million sublimit for the potential issuance of letters of credit and a $50 million sublimit for swingline advances.

The Borrowers have the right in certain circumstances to request that the commitment under the New Credit Facility be increased to a maximum amount of $1.25 billion.  Borrowings made available under the New Credit Facility may be used for general corporate purposes (including the refinancing of indebtedness).  Borrowings under the New Credit Facility must be repaid by February 2, 2020.  The New Credit Facility amends and restates in its entirety the credit facility, dated July 17, 2012, among the Borrowers, Regions Bank, as Administrative Agent and the lenders party thereto.

Revolving credit borrowings under the New Credit Facility will bear interest at a rate equal to, at the option of the Borrowers, (i) the London Interbank Offered Rate (LIBOR), for the applicable period, plus a spread based on the ratings of PLC’s senior unsecured long-term debt (“PLC’s Senior Debt”) (which spread is currently 1.10%), or (ii) the sum of (A) a rate equal to the highest of (x) the Administrative Agent’s prime rate, (y) 0.50% above the Federal Funds rate, or (z) the one-month LIBOR plus 1.00% and (B) a spread based on the ratings of PLC’s Senior Debt (which spread is currently 0.10%).  The New Credit Facility also provides for a facility fee at a rate that also varies with the ratings of PLC’s Senior Debt (which rate is currently 0.15%) and that is calculated on the aggregate amount of commitments under the New Credit Facility, whether used or unused.

The Credit Agreement contains, among other provisions, covenants requiring the maintenance of certain financial ratios and restricting the indebtedness that the Borrowers and their subsidiaries can incur.  Amounts due under the New Credit Facility may be accelerated upon an “event of default,” as defined in the Credit Agreement, such as a breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not otherwise waived or cured, among others.  The Credit Agreement also contains customary representations and warranties.

From time to time, in the ordinary course of business, certain lenders and their agents (and their respective subsidiaries or affiliates) under the Credit Agreement have provided and may in the future provide, investment banking, underwriting, commercial banking, trust and other advisory services to PLC, the Company, its subsidiaries or affiliates.  These parties have received, and may in the future receive, customary compensation from PLC, the Company, its subsidiaries or affiliates, for such services.  In addition, certain of the lenders under the New Credit Facility or their affiliates may, from time to time, engage in transactions with or perform services for PLC in the ordinary course of business.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this report is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 of this report is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction of this report is incorporated herein by reference.

After the Effective Time of the Merger, Dai-ichi Life became the beneficial owner of 100% of PLC’s voting securities, and the Company became an indirect wholly-owned subsidiary of Dai-ichi.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                               Agreement and Plan of Merger, dated as of June 3, 2014, by and among The Dai-ichi Life Insurance Company, Limited, DL Investment (Delaware), Inc. and Protective Life Corporation.  Filed herewith.

10.1                        Amended and Restated Credit Agreement, dated as of February 2, 2015, among Protective Life Corporation and Protective Life Insurance Company, as borrowers, the several lenders from time to time a party thereto, Regions Bank, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: February 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 3, 2014, by and among The Dai-ichi Life Insurance Company, Limited, DL Investment (Delaware), Inc. and Protective Life Corporation.

10.1

Amended and Restated Credit Agreement, dated as of February 2, 2015, among Protective Life Corporation and Protective Life Insurance Company, as borrowers, the several lenders from time to time a party thereto, Regions Bank, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent.